UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 12, 2002
Date of earliest event reported: May 24, 2002

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S.Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Exhibit Index on Page 3.

INFORMATION INCUDED IN THIS REPORT

Items 1 through 4, and items 6, 8 and 9 Not Applicable.

Item 5.    Other Events.

On May 29, 2002, Sonic Solutions announced that they had entered into an agreement under which Axeda will license RAVISENT’s software DVD player and other digital media technologies to Sonic. Under the agreement, Sonic will pay Axeda a one-time fee of $2 million for the license and related agreements, and in return will obtain exclusive rights to deploy the RAVISENT technologies in the personal computer market. Sonic will also expand its engineering team through the addition of key engineering talent from Axeda.

Item 7.    Exhibits.

A copy of the Press Release issued on May 29, 2002 is attached hereto as exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Sonic Solutions, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Novato, State of California, on the 12th day of June, 2002.

SONIC SOLUTIONS

June 12, 2002	By:	/s/ ROBERT J. DORIS
Robert J. Doris President and Director (Principal Executive Officer)

June 12, 2002	By:	/s/ A. CLAY LEIGHTON
A. Clay Leighton Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer (Principal Financial Accounting Officer)

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 29, 2002

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